Exhibit 10.3

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

dated as of February 6, 2023

among

PYXUS HOLDINGS, INC.

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

ALTER DOMUS (US), LLC

as New Intabex Term Loan Administrative Agent and New Pyxus Term Loan Administrative Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Senior Notes Trustee

EACH OTHER SENIOR REPRESENTATIVE OR JUNIOR REPRESENTATIVE FROM TIME TO TIME PARTY HERETO

and

ALTER DOMUS (US) LLC

as Senior Collateral Agent

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SECTION 6.	Other Agreements	25

6.1	Releases	25
6.2	Insurance	26
6.3	Amendments to the Junior Documents and Senior Documents	26
6.4	Rights As Unsecured Creditors	29
6.5	Senior Collateral Agent as Gratuitous Bailee for Perfection	29
6.6	Access to Premises and Cooperation	31
6.7	No Release If Event of Default; Reinstatement	31
6.8	Legends	32

SECTION 7.	Insolvency or Liquidation Proceedings	32

7.1	Financing Issues	32
7.2	Relief from the Automatic Stay	33
7.3	Adequate Protection	33
7.4	Post-Petition Interest	35
7.5	Avoidance Issues	35
7.6	Application	36
7.7	Waivers	36
7.8	Separate Classification	36
7.9	Plan of Reorganization	37

SECTION 8.	Purchase Options	37

8.1	Notice of Exercise	37
8.2	Purchase and Sale	37
8.3	Payment of Purchase Price	38
8.4	Limitation on Representations and Warranties	38
8.5	Grantor Consent	38

SECTION 9.	Reliance; Waivers; etc.	38

9.1	Reliance	38
9.2	No Warranties or Liability	39
9.3	Obligations Unconditional	39

SECTION 10.	Miscellaneous	40

10.1	Conflicts	40
10.2	Term of this Agreement; Severability	40
10.3	Amendments; Waivers	40
10.4	Information Concerning Financial Condition of New Pyxus Topco and the Subsidiaries	42
10.5	Subrogation	43
10.6	Application of Payments	43
10.7	Consent to Jurisdiction; Waivers	44
10.8	Notices	44

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10.9	Further Assurances	44
10.10	Governing Law	44
10.11	Specific Performance	45
10.12	Section Titles	45
10.13	Counterparts	45
10.14	Authorization	45
10.15	No Third Party Beneficiaries; Successors and Assigns	45
10.16	Effectiveness	45
10.17	Senior Representatives and Junior Representatives	46
10.18	Relationship with Other Intercreditor Agreements	46
10.19	Relative Rights	46
10.20	Supplements	46

-iii-

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of February 6, 2023 among ALTER DOMUS (US) LLC (“Alter Domus”) as a New Intabex Term Loan Administrative Agent, Alter Domus as a New Pyxus Term Loan Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”) as a Senior Notes Trustee, Alter Domus as a Senior Collateral Agent, PYXUS INTERNATIONAL, INC., a Virginia corporation (“New Pyxus Topco”), PYXUS PARENT, INC., a Virginia corporation (“New Pyxus Parent”; together with New Pyxus Topco, collectively the “Parent Guarantors”), PYXUS HOLDINGS, INC., a Virginia corporation (the “Company”), each other representative that becomes a party hereto pursuant to Section 10.3 below, and each other Subsidiary of New Pyxus Topco signatory hereto or that becomes a party hereto pursuant to Section 10.20 below.

RECITALS

A. The Company and the Parent Guarantors are entering into the Intabex Term Loan Credit Agreement, dated as of the date hereof (as amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “New Intabex Term Loan Credit Agreement”), among the Company as borrower, the Parent Guarantors, the lenders party thereto from time to time, Alter Domus, as administrative agent, the Senior Collateral Agent and the other parties thereto.

B. The Company and the Parent Guarantors are entering into the Pyxus Term Loan Credit Agreement, dated as of the date hereof (as amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “New Pyxus Term Loan Credit Agreement”), among the Company as borrower, the Parent Guarantors, the lenders party thereto from time to time, Alter Domus, as administrative agent, the Senior Collateral Agent and the other parties thereto.

C. The Company and the Parent Guarantors are entering into the Indenture, dated as of the date hereof (as amended, supplemented, restated, extended, renewed, amended and restated or otherwise modified from time to time, the “Senior Notes Indenture”), among the Company as issuer, the Parent Guarantors, the other guarantors from time to time party thereto, the Senior Notes Trustee, and the Senior Collateral Agent, pursuant to which the Company will issue 8.500% Senior Secured Notes due 2027 (including any additional notes issued from time to time thereunder, the “Senior Notes”).

D. On the date hereof, the Company and the Parent Guarantors are entering into, amending, restating or otherwise modifying certain collateral documents to grant and/or transfer the Senior Liens to the Senior Collateral Agent, all of which shall be subject to the terms and provisions of this Agreement.

E. Alter Domus has agreed to act as Senior Collateral Agent on behalf of each Senior Representative.

AGREEMENT

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, for themselves and on behalf of the Holders for whom such parties are representatives, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL/Term Loan/Notes Intercreditor Agreement” shall mean that certain Amended and Restated ABL/Term Loan/Notes Intercreditor Agreement dated as of the date hereof.

“Affiliate” shall mean, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alter Domus” shall have the meaning set forth in the preamble.

“AO Brazil” shall mean Alliance One Brasil Exportadora de Tabacos Ltda.

“AO Tabak” shall mean Alliance One Tabak International B.V.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors (including any law or regulation pursuant to the UK Insolvency Regime) or any arrangement, scheme, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling or the assets or liabilities of New Pyxus Topco, the Grantors or any of their Subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law, regulation or executive order to close.

“Class” shall mean, with respect to any Obligations of the Company and its Affiliates, whether such Obligations comprise New Intabex Term Loan Obligations, New Pyxus Term Loan Obligations, Senior Notes Obligations or Junior Obligations.

“Common Collateral” shall mean all collateral that secures (or is required pursuant to any Senior Document or Junior Document to secure) two or more Classes of Obligations. For the avoidance of doubt, Intabex Collateral does not constitute Common Collateral.

“Company” shall have the meaning set forth in the recitals.

“Controlling Holders” shall mean, at any time,

(a)

until the Discharge of the Senior Credit Agreement Obligations, Holders holding a majority in principal amount of the Senior Credit Agreement Obligations then outstanding and, in any event, each Holder holding at least 20% of the Senior Credit Agreement Obligations as of the date hereof provided such Holder holds at least 15% of the Senior Credit Agreement Obligations as of the date of determination;

(b)

if after the Discharge of the Senior Credit Agreement Obligations any other Senior Obligations are outstanding, Holders thereof holding a majority in principal amount of such Senior Obligations then outstanding; and

(c)

if after the Discharge of the Senior Obligations, any Junior Obligations remain outstanding, Holders of at least a majority in principal amount of Junior Obligations then outstanding or such other voting required under any applicable intercreditor agreement among the Holders of Junior Obligations.

“Debt Payment” shall mean, any payment or distribution of cash, securities or other property (including, without limitation, direct or indirect equity interests in, and/or debt or equity investment rights in, any Grantor received in an Insolvency or Liquidation Proceeding), by set-off or otherwise, on or in respect of any Obligations, including, without limitation, for the avoidance of doubt, payments of (i) costs and expenses payable to any Holder under any Financing Agreement and (ii) regularly scheduled payment of interest due and payable on a non-accelerated basis in accordance with the terms of the Financing Agreements.

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts.

“Deposit Accounts” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.

“DIP Financing” shall have the meaning set forth in Section 7.1(a).

“DIP Financing Liens” shall have the meaning set forth in Section 7.1(a).

“Discharge” when used in reference to any Obligations of any Grantor of a particular Class, shall mean, except to the extent otherwise provided in Section 6.7 below, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all such Obligations; provided that such Discharge shall not be deemed to have occurred if such payments are made with the proceeds of other additional Obligations that constitute an exchange or replacement for or a Refinancing of such Obligations, subject to compliance with Section 10.3. In the event any such Obligations are modified and are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, such Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Dutch Parallel Debt” shall mean, in relation to an Underlying Debt, an obligation to pay the Senior Collateral Agent an amount equal to (and in the same currency as) the amount of that Underlying Debt.

“Equity Interests” shall have the meaning set forth in the Financing Agreements on the date hereof.

“Exercise Any Secured Creditor Remedies” or “Exercise of Any Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Holder of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Holder of any remedy provided to a secured creditor on account of a Lien under any of the Senior Documents or the Junior Documents, as applicable, under applicable law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

(c) the taking of any action by any Holder or the exercise of any right or remedy by any Holder in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the proceeds thereof;

(d) the appointment, on the application of a Holder, of a receiver, receiver and manager or interim receiver of all or part of the Common Collateral;

(e) the sale, lease, license or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Holder or by any other means at the direction of a Holder permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect other applicable law; and

(g) the exercise by a Holder of any voting rights relating to any Equity Interests included in the Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection or (ii) the consent by the Senior Collateral Agent (with the consent of the Controlling Holders) to dispositions by any Grantor of any of the Common Collateral.

“Existing Dutch Senior Pledge” shall mean the Dutch law governed pledge over shares dated as of August 25, 2020 between Alliance One International Holdings, Ltd., as pledgor, Intabex, as the company, and the Senior Collateral Agent, as collateral agent, in respect of the pledge by Alliance One International Holdings, Ltd. over its shares in Intabex.

“Financing Agreements” shall mean, collectively, the Senior Financing Agreements and the Junior Financing Agreements.

“Financing Documents” shall mean, collectively, the Senior Financing Documents and the Junior Financing Documents.

“Future Senior Obligations” shall mean secured Obligations of New Pyxus Topco and its Subsidiaries designated as Senior Obligations, including term loans, notes, or other borrowings or issuances, that have been incurred, whether to increase, replace (whether upon or after termination or otherwise), renew, extend, refinance or refund in whole or in part from time to time any other Senior Obligations outstanding and whether or not such increase, replacement, renewal, extension refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not simultaneously with the repayment of any other Obligations.

“Grantors” shall mean the Parent Guarantors, the Company, and each of the Parent Guarantors’ other Subsidiaries that has executed and delivered a Senior Financing Document or a Junior Financing Document (for the avoidance of doubt, only if such Person has executed (or is required to execute) each of the foregoing).

“Holders” shall mean the collective reference to the Senior Holders and the Junior Holders.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Financing Agreements.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case, procedure or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, recapitalization or adjustment or marshalling or the assets or liabilities, or other similar case or proceeding with respect to any Grantor or with respect to any of its assets or liabilities, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intabex” shall mean Intabex Netherlands B.V.

“Intabex Collateral” shall mean, the collateral subject to the (i) Brazilian law governed fiduciary assignment with respect to the shares of AO Brazil to be entered into between Intabex and AO Tabak as pledgors, and the Senior Collateral Agent on behalf of the New Intabex Term Loan Holders and (ii) the Dutch law governed pledge with respect to the shares of AO Tabak dated as of the date hereof between Intabex, as pledgor and the Senior Collateral Agent on behalf of the New Intabex Term Loan Holders.

“Intabex Obligors” shall mean collectively Intabex, AO Brazil and AO Tabak.

“Intercreditor and Collateral Agency Agreement Joinder” shall mean, a joinder substantially in the form of Exhibit A hereto or any other form of joinder as may be acceptable to each Senior Representative and each Junior Representative. Each Senior Representative and each Junior Representative is authorized and directed to execute and deliver any Intercreditor and Collateral Agency Agreement Joinder in the form of Exhibit A hereto without the consent of any other Holder.

“Junior Collateral Agent” shall mean, collectively, each collateral agent for any Junior Obligations.

“Junior Collateral Documents” shall mean any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any Junior Obligations or under which rights or remedies with respect to such Liens are at any time governed.

“Junior Documents” shall mean the Junior Financing Agreements and the Junior Financing Documents.

“Junior Financing Agreements” shall mean, collectively, any credit agreement, indenture or any other financing agreement that is entered into by the Company or any other Grantor in connection with its incurrence of any Junior Obligations.

“Junior Financing Documents” when used in reference to any Junior Financing Agreement, shall mean each of the other agreements, documents and instruments providing for, evidencing or securing the Junior Obligations in respect of such Junior Financing Agreement and any other related document or instrument executed or delivered pursuant to any of the foregoing documents, including any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any Junior Obligations or under which rights or remedies with respect to such Liens are at any time governed.

“Junior Holder” shall mean any holder of Junior Obligations, including any Junior Representative.

“Junior Liens” shall mean, any Liens granted to any Junior Collateral Agent on the Common Collateral, or otherwise securing any Junior Obligations.

“Junior Obligations” shall mean all Obligations of the Grantors under, and in respect of, any Financing Agreement with respect to any secured Indebtedness of New Pyxus Topco and its Subsidiaries, including term loans, notes or other borrowings, that are incurred after the date hereof in compliance with the provisions of the then existing Senior Documents and Junior Documents and which are secured by Liens junior to the Liens securing the Senior Obligations and any Refinancing Obligations respect of the foregoing.

“Junior Representative” shall mean any administrative agent, collateral agent, trustee or other Person acting in a similar capacity with respect to any Junior Obligations including the Junior Collateral Agent.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“New Dutch Senior Pledge” shall mean the Dutch law governed pledge over shares dated on or about the date hereof between Alliance One International Holdings, Ltd., as pledgor, Intabex, as the company, and the Senior Collateral Agent, as collateral agent, in respect of the pledge by Alliance One International Holdings, Ltd. over its shares in Intabex.

“New Intabex Term Loan Administrative Agent” shall mean Alter Domus, in its capacity as administrative agent for the New Intabex Term Loan Holders under the New Intabex Term Loan Credit Agreement, together with its successors and permitted assigns under the New Intabex Term Loan Credit Agreement exercising substantially the same rights and powers.

“New Intabex Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“New Intabex Term Loan Holders” shall mean the Holders of New Intabex Term Loan Obligations, including the New Intabex Term Loan Administrative Agent and the Senior Collateral Agent in its capacity as representative for the other New Intabex Term Loan Holders.

“New Intabex Term Loan Obligations” shall mean all Obligations of the Grantors under, and in respect of, the New Intabex Term Loan Credit Agreement and the other Senior Documents in respect thereof.

“New Junior Representative” shall have the meaning set forth in Section 10.3(d)(ii).

“New Pyxus Parent” shall have the meaning set forth in the recitals.

“New Pyxus Term Loan Administrative Agent” shall mean, Alter Domus, in its capacity as administrative agent for the New Pyxus Term Loan Holders under the New Pyxus Term Loan Credit Agreement, together with its successors and permitted assigns under the New Pyxus Term Loan Credit Agreement exercising substantially the same rights and powers.

“New Pyxus Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“New Pyxus Term Loan Holders” shall mean the Holders of New Pyxus Term Loan Obligations, including the New Pyxus Term Loan Administrative Agent and the Senior Collateral Agent in its capacity as representative for the other New Pyxus Term Loan Holders.

“New Pyxus Term Loan Obligations” shall mean all Obligations of the Grantors under, and in respect of, the New Pyxus Term Loan Credit Agreement and the other Senior Documents in respect thereof.

“New Pyxus Topco” shall have the meaning set forth in the preamble.

“New Senior Representative” shall have the meaning set forth in Section 10.3(d)(ii).

“Non-Controlling Agent” shall mean each Junior Representative, each Senior Representative and each other agent or collateral agent for any Holder other than the Senior Collateral Agent.

“Non-Controlling Designated Holders” shall mean the following, solely to the extent each of the Non-Controlling Designated Holders are not then the Controlling Holders:

(a)

at any time when there are Senior Credit Agreement Obligations outstanding, (i) Holders of a majority in principal amount of all Senior Obligations then outstanding other than Senior Credit Agreement Obligations or (ii) if no such other Senior Obligations are then outstanding, Holders of at least a majority in principal amount of Junior Obligations then outstanding; and

(b)

at any time when no Senior Credit Agreement Obligations are then outstanding, but there are other Senior Obligations then outstanding, Holders of at least a majority in principal amount of Junior Obligations then outstanding.

“Non-Controlling Holder” shall mean, at any time, each Holder other than the Controlling Holders at such time.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Document or Junior Document, as applicable, include the obligations to pay principal, reimbursement obligations under letters of credit, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements and indemnities.

“Parent Guarantors” shall have the meaning set forth in the recitals.

“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of the Senior Collateral Agent (or its agents or bailees) or the Junior Collateral Agents (or their respective agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“Proceeds” shall mean all “proceeds” (as defined in Article 9 of the UCC) of any Common Collateral, together with any distribution, payment or other property received on account of any claim secured by Common Collateral in any Insolvency or Liquidation Proceeding.

“Refinance” shall mean, in respect of any Obligations, to refinance, extend, renew, retire, defease, amend, modify, supplement, amend and restate, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Obligations in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Obligations” shall mean, at any time after the date hereof, any Obligations of the Grantors incurred to Refinance any other Obligations of the Grantors at such time as permitted under any then-extant Senior Financing Agreements and Junior Financing Agreements.

“Senior Collateral Agent” shall mean Alter Domus, in its capacity as collateral agent for the Senior Holders under the Senior Documents, together with its successors and permitted assigns, in accordance with Section 2.8 hereof exercising substantially the same rights and powers.

“Senior Collateral Agreement” shall mean the Pledge and Security Agreement, dated as of the date hereof, among the Parent Guarantors, the Company, the other Grantors party thereto, and the Senior Collateral Agent for the benefit of the secured parties referred to therein.

“Senior Collateral Documents” shall mean the Senior Collateral Agreement, the UK Senior Debentures, the UK Senior Share Pledges, the UK Senior Trust Deeds, the Existing Dutch Senior Pledge, the New Dutch Senior Pledge, the Senior Mortgages and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any Senior Obligations or under which rights or remedies with respect to such Liens are at any time governed.

“Senior Credit Agreement Obligations” shall mean, collectively, the New Intabex Term Loan Obligations, the New Pyxus Term Loan Obligations and any Refinancing Obligations in respect of any of the foregoing having the same payment and lien priorities as the Refinanced Obligations.

“Senior Documents” shall mean, collectively, Senior Financing Agreements and the Senior Financing Documents, including the Senior Collateral Documents.

“Senior Financing Agreements” shall mean, collectively, the New Intabex Term Loan Credit Agreement, the New Pyxus Term Loan Credit Agreement, the Senior Notes Indenture and any other credit agreement, indenture or any other financing agreement that is entered into by the Company or any other Grantor in connection with its incurrence of any Senior Obligations.

“Senior Financing Documents” when used in reference to any Senior Financing Agreement, shall mean such Senior Financing Agreement, together with each of the other agreements, documents and instruments providing for, evidencing or securing the Senior Obligations in respect of such Senior Financing Agreement and any other related document or instrument executed or delivered pursuant to any of the foregoing documents.

“Senior Holder Recovery” shall have the meaning set forth in Section 7.5.

“Senior Holders” shall mean, collectively, holders of any Senior Obligations, including the Senior Representatives and the Senior Collateral Agent.

“Senior Liens” shall mean, the Liens granted (or required to be granted) to the Senior Collateral Agent or any other Senior Representative, or otherwise securing any Senior Obligations, on the Common Collateral.

“Senior Mortgages” shall mean (i) the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents relating to 2400 Stantonsburg Rd SE, Wilson, North Carolina 27893 owned by Alliance One North America, LLC, (ii) the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents relating to 3000 Big Oaks Dr., King, North Carolina 27050 owned by Cres Tobacco Company, LLC, (iii) the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents relating to 8958 and 8846 West Marlboro Rd., Farmville, North Carolina 27828, owned by Alliance One North America, LLC and (iv) the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents relating to 2305 Baldree Rd., Wilson, North Carolina 27893, owned by Alliance One North America, LLC.

“Senior Noteholders” shall mean the Holders of Senior Notes Obligations, including the Senior Notes Trustee and the Senior Collateral Agent in its capacity as representative for the other Senior Noteholders.

“Senior Notes” shall have the meaning set forth in the recitals.

“Senior Notes Indenture” shall have the meaning set forth in the recitals.

“Senior Notes Obligations” shall mean all Obligations of the Grantors under, and in respect of, the Senior Notes Indenture and the other Senior Documents in respect thereof.

“Senior Notes Trustee” shall mean Wilmington Trust, National Association, in its capacity as indenture trustee under the Senior Notes Indenture and the other Senior Documents entered into pursuant to the Senior Notes Indenture together with its successors and permitted assigns under the Senior Notes Indenture exercising substantially the same rights and powers.

“Senior Obligations” shall mean the New Intabex Term Loan Obligations, the New Pyxus Term Loan Obligations, the Senior Notes Obligations, any Future Senior Obligations and any Refinancing Obligations in respect of any of the foregoing.

“Senior Representatives” shall mean any administrative agent, collateral agent, trustee or other Person acting in a similar capacity with respect to any Senior Obligations, including the New Intabex Term Loan Administrative Agent, the New Pyxus Term Loan Administrative Agent, the Senior Notes Trustee and the Senior Collateral Agent.

“Signature Law” shall have the meaning set forth in Section 10.13.

“Subsidiary” shall mean any “Subsidiary” of New Pyxus Topco under (and as defined in) each of the Financing Agreements.

“UK Insolvency Regime” shall mean any law (including, for the avoidance of doubt, common law) or regulation in effect at the relevant time in the jurisdiction of England and Wales which relates to any corporate action, legal proceeding or other formal procedure in respect of:

(a) the suspension of payments, a moratorium of debts generally, a moratorium of indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Person;

(b) a composition, compromise, assignment or arrangement with the creditors of any Person;

(c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Person or any of its assets (in each case, other than in respect of a solvent liquidation); or

(d) enforcement of any Lien over the assets of any Person.

“UK Senior Debentures” the collective reference to (i) the English law governed security agreement, dated as of August 24, 2020 between Alliance One International Holdings, Ltd and Pyxus Agriculture Holdings Limited, as chargors, and the Senior Collateral Agent, as collateral agent and (ii) the English law governed security agreement dated as of the date hereof between Alliance One International Holdings, Ltd and Pyxus Agriculture Holdings Limited, as chargors, and the Senior Collateral Agent, as collateral agent.

“UK Senior Share Pledges” the collective reference to (i) the English law governed share charge, dated as of August 24, 2020, between Alliance One International, LLC, as chargor, and the Senior Collateral Agent, as collateral agent, in respect of the pledge by Alliance One International, LLC over its shares in Alliance One International Holdings, Ltd, (ii) the English law governed share charge, dated as of August 24, 2020, between Pyxus Holdings, Inc., as chargor, and the Senior Collateral Agent, as collateral agent, in respect of the pledge by Pyxus Holdings, Inc. over its shares in Pyxus Agriculture Holdings Limited, (iii) the English law governed share charge, dated as of the date hereof, between Alliance One International LLC, as chargor, and the Senior Collateral Agent, as collateral agent, in respect of the pledge by Alliance One International, LLC over its shares in Alliance One International Holdings, Ltd; and (iv) the English law governed share charge, dated as of the date hereof, between Pyxus Holdings, Inc., as chargor, and the Senior Collateral Agent, as collateral agent, in respect of the pledge by Pyxus Holdings, Inc. over its shares in Pyxus Agriculture Holdings Limited.

“UK Senior Trust Deeds” shall mean the collective reference to (i) the English law governed security trust deed, dated as of August 24, 2020, between Pyxus Holdings, Inc. and the Senior Collateral Agent and (ii) the English law governed security trust deed, dated as of the date hereof, between Pyxus Holdings, Inc. and the Senior Collateral Agent, as collateral agent.

“Underlying Debt” shall mean, in relation to the Company and each other Grantor and at any given time, each Senior Obligation (whether present or future, actual or contingent) owing by the Company or any Grantor under the Senior Documents (including, for the avoidance of doubt, any change or increase in those obligations pursuant to or in connection with any amendment or supplement or restatement or novation of any Senior Document, in each case whether or not anticipated as of the date of this Intercreditor and Collateral Agency Agreement) excluding the Company’s and each Grantor’s Dutch Parallel Debts.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Wilmington Trust” shall have the meaning set forth in the preamble.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, renewed, restated, extended, supplemented, or otherwise modified or as the indebtedness in respect of which is, replaced, renewed, extended, refunded or refinanced in whole or in part, in each case in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive. All capitalized terms not defined herein or by reference to another agreement shall have the meaning assigned to such term in the UCC. The term “Instrument” shall have the meaning specified in Article 9 of the UCC.

SECTION 2. The Senior Collateral Agent.

2.1 Appointment and Authority. Each Senior Representative on behalf of itself and the applicable Holders of Senior Obligations hereby irrevocably designates and appoints Alter Domus as its agent under and for purposes of this Agreement, and irrevocably authorizes and directs the Senior Collateral Agent to (a) execute for the benefit of the Senior Holders the Senior Collateral Documents, (b) execute, deliver and perform the obligations, if any, of the Senior Collateral Agent under the Senior Collateral Documents and under this Agreement, (c) take such action as it is directed to take by the Controlling Holders pursuant to the provisions of this Agreement and the Senior Collateral Documents, (d) subject to the instructions of the Controlling Holders, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to,

Exercise Any Secured Creditor Remedies or otherwise exercise or enforce the rights and remedies of a secured party with respect to the Common Collateral under the Senior Collateral Documents and its other interests, rights powers and remedies, and (e) exercise such powers and perform such duties as are expressly delegated to it as Senior Collateral Agent under this Agreement and the Senior Collateral Documents together with such other powers as are reasonably incidental thereto. Alter Domus hereby accepts its appointment as Senior Collateral Agent hereunder and under the Senior Collateral Documents. It is understood and agreed that the use of the term “agent” herein or in any other Senior Documents (or any other similar term) with reference to the Senior Collateral Agent is not intended to connote any fiduciary duty or other implied obligations. For the avoidance of doubt, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between the contracting parties. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Senior Collateral Agent shall have no duties or responsibilities, except those expressly set forth in the Senior Collateral Documents to which the Senior Collateral Agent is party and herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Senior Collateral Documents, this Agreement or any other Senior Documents or otherwise against the Senior Collateral Agent.

2.2 Enforcement of Liens. If the Senior Collateral Agent at any time receives written notice that any event has occurred that constitutes a default or an “Event of Default” under any Senior Document entitling the Senior Collateral Agent to foreclose upon, collect or otherwise enforce any of its Liens under any Senior Collateral Document, the Senior Collateral Agent will promptly deliver written notice thereof to each Senior Representative; provided that such written notice shall clearly and conspicuously state that it is a notice of a default or an “Event of Default”. Thereafter, subject to the provisions of the provisos to clause (ii) of Section 4.1(a), the Senior Collateral Agent shall await direction from the Controlling Holders (or, to the extent set forth in the provisos to clause (ii) of Section 4.1(a), the Non-Controlling Designated Holders) and will act, or decline to act, as directed by the Controlling Holders (or, to the extent set forth in the provisos to clause (ii) of Section 4.1(a), the Non-Controlling Designated Holders), in the exercise and enforcement of the Senior Collateral Agent’s interests, rights, powers and remedies in respect of the collateral securing the Senior Obligations or under this Agreement or the Senior Collateral Documents or applicable law and, following the initiation of such exercise of remedies, the Senior Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies, as directed by the Controlling Holders (or, to the extent set forth in the provisos to clause (ii) of Section 4.1(a), the Non-Controlling Holders). Unless it has been directed to the contrary by the Controlling Holders, the Senior Collateral Agent in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Senior Document as it may deem advisable and in the best interest of the Senior Holders.

2.3 Restrictions on Enforcement of Liens.

(a) The Controlling Holders will have, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor and subject to the exceptions set forth in the provisos to clause (ii) of Section 4.1(a), the exclusive right to authorize and direct the Senior Collateral Agent with respect to each of the Senior Documents, the Junior Documents and the Common Collateral, including, without limitation, the exclusive right to authorize or direct the Senior Collateral Agent to enforce, collect or realize on any Common Collateral or exercise any other right or remedy with respect to the Common Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and no other Senior Representative, no Junior Representative and no other Senior Holder or Junior Holder may authorize or direct the Senior Collateral Agent with respect to such matters.

(b) Notwithstanding anything in this Agreement or any other Senior Document to the contrary (except with respect to the provisos to clause (ii) of Section 4.1(a)), in making any determinations or exercising any power or discretion under this Agreement, the Senior Collateral Agent shall be entitled to seek the direction of the Controlling Holders and shall be entitled to refrain from acting (and shall have no liability to any Person for doing so) until it has received such direction. Without limiting the foregoing, any provision in this Agreement or the other Senior Documents that authorizes the Senior Collateral Agent to act in its discretion or to otherwise exercise judgment hereunder or thereunder shall be interpreted to mean the Senior Collateral Agent acting at the direction of the Controlling Holders, whether or not expressly stated herein or therein.

2.4 Event of Default. The Senior Collateral Agent will not be required to inquire as to the occurrence or absence of any “Event of Default” under any Senior Document and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any “Event of Default” under any Senior Documents unless and until the Senior Collateral Agent is notified in writing thereof and (except with respect to its obligation in the first sentence of Section 2.2) directed by the Controlling Holders.

2.5 Actions by Senior Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Senior Collateral Documents, the Senior Collateral Agent will act or refrain from acting as directed by the Controlling Holders and the Senior Collateral Agent will be fully protected if the Senior Collateral Agent does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the Senior Holders. The Senior Collateral Agent shall have no obligation to determine whether the Controlling Holders have acted reasonably in connection with any direction to the Senior Collateral Agent.

2.6 Exculpatory Provisions. The Senior Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the applicable Senior Collateral Documents to which the Senior Collateral Agent is party. Without limiting the generality of the foregoing, the Senior Collateral Agent shall not:

(a) be subject to any fiduciary or other implied (or express) duties;

(b) have any duty to take any discretionary action or exercise any discretionary powers, provided that the Senior Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Senior Collateral Agent to liability or that is contrary to this Agreement or any other Senior Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law, whether or not such action has been directed by the Controlling Holders, in accordance with the terms hereof;

(c) have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Senior Collateral Agent or any of its affiliates in any capacity;

(d) have any responsibility for (i) the creation or perfection, or the continuation of the creation or perfection, of any enforceable right, security interest or other Lien on any property, except as directed by the Controlling Holders, (ii) the maintenance or upkeep of any property, (iii) any description of any property in any document, (iv) whether any such description reflects correctly the property in which the Senior Holder intend the Senior Collateral Agent to have an enforceable right, Lien or other security interest under the Senior Collateral Documents or (v) the filing of any financing statement or other document, except as directed by the Controlling Holders;

(e) be required to become (whether legally (or of record) or beneficially or both) a member of any limited liability company, partner of any partnership, shareholder of any corporation or title holder or owner with respect to any other property in connection with the exercise of any remedy with respect to collateral security;

(f) be required to expend or risk its own funds or incur any liability in connection with its performance of any duty or exercise of any right or power hereunder or under the Senior Collateral Documents, and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense;

(g) be liable for interest on any money received by it or required to segregate any funds held by it pursuant hereto or to the Senior Collateral Documents from other funds, except to the extent required by law;

(h) be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Agreement or the Senior Collateral Documents; and

(i) in the event of any dispute concerning any funds held by it hereunder or under the Senior Collateral Documents, deposit such funds with any court having jurisdiction in an interpleader proceeding and, following such deposit, shall have any further liability, duty or obligation with respect to such funds.

The Senior Collateral Agent shall not be liable for any action taken or not taken by it (i) pursuant to the instructions of the Controlling Holders, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgement by a court of competent jurisdiction.

2.7 Compensation. The Company or the Parent Guarantors will pay to the Senior Collateral Agent for its acceptance of this Agreement and services hereunder such compensation as the Company or the Parent Guarantors and the Senior Collateral Agent shall from time to time agree in writing. The Company or the Parent Guarantors also will reimburse the Senior Collateral Agent as set forth in Section 2.9 below. Such expenses shall include the reasonable compensation, disbursements and expenses of each the Senior Collateral Agent’s sub-agents and counsel.

2.8 Resignation.

(a) The Senior Collateral Agent may at any time resign as Senior Collateral Agent subject to its delivery of written notice of its resignation to each of the Senior Representatives, Junior Representatives and the Company and the remainder of this clause (a). Upon receipt of any such notice of resignation, the Controlling Holders, shall have the right, after consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Controlling Holders, or no successor shall have accepted such appointment within thirty days after the retiring Senior Collateral Agent gives notice of its resignation, then the retiring Senior Collateral Agent may, at the sole cost and expense of the Company, on behalf of the Senior Holders, appoint a successor Senior Collateral Agent. The Senior Collateral Agent will fulfill its obligations hereunder until the earlier of ninety calendar days after delivery of such written notice and any prior date a successor Senior Collateral Agent becomes the Senior Collateral Agent hereunder. In connection with any resignation of the Senior Collateral Agent pursuant to and in accordance with this Section 2.8, after a notice period of ninety calendar days or upon any such earlier date, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Senior Collateral Agent, and the retiring Senior Collateral Agent shall be discharged from all of its duties and obligations as Senior Collateral Agent hereunder, under the Senior Collateral Documents and under the other Senior Documents to which it is a party and shall have no further liability with respect thereto.

(b) The Senior Collateral Agent may be removed for any reason at the discretion of the Controlling Holders, and subject to the delivery of written notice of such removal to the Senior Collateral Agent, in which case such Senior Collateral Agent’s removal shall immediately become effective, and the Controlling Holders or their agent or designee shall assume and perform all of the duties of the Senior Collateral Agent hereunder until such time, if any, as the Controlling Holders, appoints a successor as provided for above. In connection with any removal of the Senior Collateral Agent pursuant to and in accordance with this Section 2.8, immediately upon the effectiveness of any such removal, the removed Senior Collateral Agent shall be discharged from all of its duties and obligations as Senior Collateral Agent hereunder and under the other Senior Documents to which it is a party and shall have no further liability with respect thereto.

After the retiring Senior Collateral Agent’s resignation or removal hereunder, the provisions of this Section 2 shall continue in effect for the benefit of such retiring or removed Senior Collateral Agent and its Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Senior Collateral Agent was acting as Senior Collateral Agent.

2.9 Expenses; Indemnity.

(a) Costs and Expenses. The Company shall pay (i) all documented fees, costs, charges, disbursements, and expenses incurred by the Senior Collateral Agent (including the reasonable fees, charges and disbursements of counsel), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Senior Collateral Documents or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all documented fees, costs, charges, disbursements, and expenses incurred by the Senior Collateral Agent (including the reasonable fees, charges and disbursements of any counsel), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Senior Documents, including its rights under this Section 2.9.

(b) Indemnification by the Company. The Company shall indemnify the Senior Collateral Agent as set forth in each Senior Financing Agreement.

(c) Survival. The agreements in this Section 2.9 shall survive the resignation or removal of the Senior Collateral Agent, the repayment, satisfaction or discharge of all the Obligations, and the termination of this Agreement or any other Senior Document.

2.10 Dutch Parallel Debts.

(a) The Company and each Grantor undertake with the Senior Collateral Agent to pay to the Senior Collateral Agent its Dutch Parallel Debts.

(b) Paragraph (a) of this Section is:

(i) for the purpose of ensuring and preserving the validity and effect of the Senior Documents governed by Dutch law; and

(ii) without prejudice to the other provisions of the Senior Documents.

(c) Each Dutch Parallel Debt is a separate and independent obligation and shall not constitute the Senior Collateral Agent and any Senior Holder as joint creditors of any Underlying Debt.

2.11 Dutch Parallel Debts Payment. Neither the Company nor any Grantor shall be obliged to pay any Dutch Parallel Debt before the corresponding Underlying Debt has fallen due.

2.12 Dutch Parallel Debts Application. Any payment made, or amount recovered, in respect of the Company’s or a Grantor’s Dutch Parallel Debts shall reduce the Underlying Debts owed to a Senior Holder by the amount which that Senior Holder has received out of that payment or recovery under the Senior Documents.

SECTION 3. Lien Priorities and Subordination.

3.1 Relative Priority of Senior Liens. Subject to Section 5, notwithstanding (a) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency or failure to attach or perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of any of the foregoing) of any Liens granted (or required pursuant to the Senior Documents to be granted) to the Senior Collateral Agent, the Senior Holders or any agent or trustee therefor on the Common Collateral or the time of incurrence of any Senior Obligations, (b) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Senior Documents, (c) whether the Senior Collateral Agent or any Senior Holder either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (d) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (e) any other circumstance of any kind or nature whatsoever, the Senior Collateral Agent and each Senior Representative party hereto, on behalf of itself and each applicable Senior Holder, hereby agrees that the Liens on the Common Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Collateral Agent, any Senior Representative or any Senior Holder, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be of equal priority with the Liens on the Common Collateral securing any other Senior Obligations now or hereafter held by or on behalf of the Senior Collateral Agent, any Senior Representative or any Senior Holder, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise.

3.2 Subordination of Junior Liens. Subject to Section 5, notwithstanding (a) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency or failure to attach or perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of any of the foregoing) of any Liens granted (or required pursuant to the Senior Documents to be granted) to (i) the Senior Collateral Agent, the Senior Holders or any Senior Representative on the Common Collateral or (ii) the Junior Collateral Agent, the Junior Holders or any Junior Representative on the Common Collateral or the time of incurrence of any Senior Obligations or Junior Obligations, (b) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Senior Documents or Junior Documents, (c) whether the Senior Collateral Agent, the Junior Collateral Agent or any Senior Holder or Junior Holder, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (d) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (e) any other circumstance of any kind or nature whatsoever, each of the Senior Collateral Agent, on behalf of itself and each Senior Holder, and the Junior Collateral Agent, on behalf of itself and each applicable Junior Holder, hereby agrees that any Lien now or hereafter held by or on behalf of the Senior Collateral Agent, any Senior Holder or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Junior Obligations, and any Lien on the Common Collateral securing any Junior Obligations now or hereafter held by or on behalf of the Junior Collateral Agent, any Junior Holder, or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Obligations.

3.3 Prohibition on Contesting Liens. Each of the Senior Collateral Agent, for itself and on behalf of each Senior Holder, and the Junior Collateral Agent, for itself and on behalf of each applicable Junior Holder, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Collateral Agent or any Senior Holder or any agent or trustee therefor in any Common Collateral or (b) a Lien securing any Junior Obligations held (or purported to be held) by or on behalf of the Junior Collateral Agent or any Junior Holder or any agent or trustee therefor in any Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Collateral Agent, the Senior Holders, the Junior Collateral Agent or the Junior Holders to enforce this Agreement (including Section 5 and the priority of the Liens securing the Senior Obligations and the Junior Obligations as provided in Section 3.1 or 3.2 with respect to any Common Collateral) or any of the Senior Documents or Junior Documents.

3.4 Prohibition on Contesting This Agreement. Each of the Senior Collateral Agent, for itself and on behalf of each Senior Holder, and the Junior Collateral Agent, for itself and on behalf of each applicable Junior Holder, agrees not to directly or indirectly, whether by judicial proceeding or otherwise, challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any party hereto to enforce this Agreement.

3.5 No New Liens.

(a) Subject to Section 3.8, if any Senior Collateral Agent, Senior Representative or Senior Holder shall acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Lien in respect of all Senior Obligations under the Senior Documents, then the Senior Collateral Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Senior Holders as security for all Senior Obligations (subject to the Lien priority and other terms hereof).

(b) So long as the Discharge of the Senior Obligations has not occurred, each Junior Collateral Agent agrees, for itself and on behalf of each Junior Holder, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Junior Obligations that, to the extent permissible under applicable law, are not also subject to the Lien in respect of the Senior Obligations under the Senior Documents. If any Junior Collateral Agent or any Junior Holder shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Lien in respect of the Senior Obligations under the Senior Documents, then such Junior Collateral Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Senior Collateral Agent and the Senior Holders as security for the Senior Obligations (subject to the Lien priority and other terms hereof).

To the extent any additional Liens are granted on any asset or property pursuant to this Section 3.5, the priority of such additional Liens shall be determined in accordance with Sections 3.1 and 3.2 as applicable, and the application of the Proceeds thereof shall be effected in accordance with Section 5, as applicable. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available thereunder, each of the Senior Collateral Agent, on behalf of the Senior Holders, and the Junior Collateral Agent, on behalf of the Junior Holders, agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 3.5 shall be subject to Section 5.

3.6 Perfection of Liens. Subject to Section 6.5, neither the Senior Collateral Agent nor any Senior Holder shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Junior Collateral Agents and the Junior Holders.

3.7 Waiver of Marshalling. Until the Discharge of the Senior Obligations, each Junior Collateral Agent, on behalf of itself and the Junior Holders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Common Collateral.

3.8 Intabex Collateral. Notwithstanding anything herein or in any other document or agreement to the contrary, (x) the Intabex Collateral shall not be Common Collateral and secures only the New Intabex Term Loan Obligations and (y) Alter Domus (US) LLC (and its successors and assigns), in its capacity as collateral agent with respect to the Intabex Collateral, shall not be acting in its capacity as collateral agent for the Senior Holders under the Senior Documents. No Holders, except the Holders of the New Intabex Term Loan Obligations, shall have any Liens on any Intabex Collateral or claims against any Intabex Obligor.

SECTION 4. Enforcement.

4.1 Exercise of Remedies.

(a) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 6.7, (i) no Non-Controlling Agent or Non-Controlling Holder will, nor will they instruct the Senior Collateral Agent to, (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff or recoupment) with respect to any Common Collateral, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or action brought with respect to the Common Collateral by the Senior Collateral Agent acting at the direction of the Controlling Holders, the exercise of any right by the Senior Collateral Agent (or any agent or sub-agent on their behalf) acting at the direction of the Controlling Holders in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or any other exercise by the Senior Collateral Agent acting at the direction of the Controlling Holders, of any rights and remedies relating to the Common Collateral under the Senior Documents or otherwise in respect of the Senior Obligations, or (z) object to any waiver or the forbearance by the Senior Collateral Agent acting at the direction of the Controlling Holders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the Common Collateral or any other collateral in respect of the Senior Obligations and (ii) except as otherwise provided herein, the Senior Collateral Agent acting at the direction of the Controlling Holders shall have the exclusive right (as between the Senior Holders) to enforce rights, exercise remedies (including setoff or recoupment) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Non-Controlling Agents or Non-Controlling Holders; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, a Non-Controlling Agent or Non-Controlling Holder may file a proof of claim or statement of interest with respect to their applicable Senior Obligations, and (B) a Non-Controlling Holder may take any action or instruct the Senior Collateral Agent to take any action (not adverse to the Liens on the Common Collateral securing the Senior Obligations, or the rights of the Senior Collateral Agent or the Senior Holders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of the Liens on, the Common Collateral; and provided, further, that the Non-Controlling Designated Holders may instruct the Senior Collateral Agent to exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (I) the date on which the Senior Representative for the Non-Controlling Designated Holders declared the existence of an “Event of Default” under the applicable Senior Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of the Obligations under such Senior Documents, and demanded payment thereof and (II) the date on which each of the Senior Representatives has received notice thereof; provided, further, however, that no Non-Controlling Agent nor any Non-Controlling Holder shall exercise any rights or remedies with respect to the Common Collateral if, notwithstanding the expiration of such 180-day period, the Senior Collateral Agent or any Controlling Holders (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing, the exercise of their rights, powers, or remedies with respect to all or any material portion of the Common Collateral, or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. In exercising rights and remedies with respect to the Common Collateral, the Senior Collateral Agent acting at the direction of the Controlling Holders may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to credit bid for such assets, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of the Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 6.7, (i) no Junior Collateral Agent or Junior Holder will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff, recoupment or the right to credit bid debt, if any) with respect to any Common Collateral, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or action brought with respect to the Common Collateral by the Senior Collateral Agent in respect of the Senior Obligations, the exercise of any right by the Senior Collateral Agent or any Senior Holder (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which a Junior Collateral Agent or any Junior Holder either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Documents or otherwise in respect of the Senior Obligations, or (z) object to any waiver or the forbearance by the Senior Collateral Agent from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the Common Collateral or any other collateral in respect of the Senior Obligations and (ii) except as otherwise provided herein, the Senior Collateral Agent shall have the exclusive right (as between the Senior Collateral Agent and any Senior Holder, on the one hand, and any Junior Collateral Agent and any Junior Holder, on the other hand) to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Junior Collateral Agent or any Junior Holder; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, a Junior Collateral Agent may file a proof of claim or statement of interest with respect to the applicable Junior Obligations and (B) a Junior Collateral Agent may take any action (not adverse to the Liens on the Common Collateral securing the Senior Obligations, or the rights of the Senior Collateral Agent or the Senior Holders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral; provided, further, that any Junior Collateral Agent or any Junior Holder may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of: (I) the date on which a Junior Collateral Agent declared the existence of an “Event of Default” under the applicable Junior Documents, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Junior Obligations, and demanded payment thereof and (II) the date on which each of the Senior Representatives has received notice thereof from such Junior Collateral Agent; provided, further, however, that neither any Junior Collateral Agent nor any Junior Holder shall exercise any rights or remedies with respect to the Common Collateral if, notwithstanding the expiration of such 270-day period, the Senior Collateral Agent or any Senior Holder (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the Common Collateral (prompt written notice of such exercise to be given to the Junior Collateral Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies. In exercising rights and remedies with respect to the Common Collateral, the Senior Collateral Agent and the Senior Holders may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) So long as the Discharge of the Senior Obligations has not occurred, each Junior Collateral Agent, on behalf of itself and each Junior Holder, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff or recoupment). Without limiting the generality of the foregoing, unless and until the Discharge of the Senior Obligations has occurred, except as expressly provided in the provisos to clause (ii) of Section 4.1(b), the sole right (as between the

Senior Collateral Agent and any Senior Holder on the one hand, and any Junior Collateral Agent and any Junior Holder, on the other hand) of the Junior Collateral Agents and the Junior Holders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Junior Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Obligations has occurred.

(d) Subject to the provisos to clause (ii) of Section 4.1(a) above, (i) each Non-Controlling Agent, for itself and on behalf of each applicable Non-Controlling Holder, agrees that the Non-Controlling Agents and the Non-Controlling Holders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by the Senior Collateral Agent at the direction of the Controlling Holders with respect to the Common Collateral under the Senior Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Non-Controlling Agent, for itself and on behalf of each applicable Non-Controlling Holder, hereby waives any and all rights it or any such Non-Controlling Holder may have to object to the manner in which the Senior Collateral Agent acting at the direction of the Controlling Holders seeks to enforce or collect the Senior Obligations with respect to the Common Collateral or the Liens granted in any of the Common Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Collateral Agent is adverse to the interests of the Non-Controlling Holders.

(e) Each Junior Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Junior Document shall be deemed to restrict in any way the rights and remedies of the Senior Collateral Agent or the Senior Holders with respect to the Common Collateral as set forth in this Agreement and the Senior Documents.

(f) The Senior Collateral Agent on behalf of the Senior Holders hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Senior Document shall be deemed to restrict in any way the rights and remedies of the Junior Collateral Agents or the Junior Holders with respect to the Common Collateral as set forth in this Agreement and the Junior Documents.

4.2 Cooperation. Subject to the provisos to clause (ii) of Section 4.1(a) and clause (ii) of Section 4.1(b), each Non-Controlling Agent, on behalf of itself and each applicable Non-Controlling Holder, agrees that, unless and until the Discharge of the Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Collateral Agent and the Controlling Holders upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien in the Common Collateral under any of the applicable Senior Documents or otherwise in respect of the applicable Senior Obligations relating to the Common Collateral.

4.3 Actions Upon Breach. If any Non-Controlling Agent or Non-Controlling Holder, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the Common Collateral, or instructs the Senior Collateral Agent to do so (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to clause (ii) of Section 4.1(a) and clause (ii) of Section 4.1(b)), this Agreement shall create an irrebuttable presumption and admission by such Non-Controlling Agent or Non-Controlling Holder, as applicable, that relief against such

Non-Controlling Agent or Non-Controlling Holder, as applicable, by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Controlling Holders, it being understood and agreed by each Non-Controlling Agent on behalf of each applicable Non-Controlling Holder that (i) the Controlling Holders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Non-Controlling Agent and Non-Controlling Holder waives any defense that the Grantors and/or the Controlling Holders cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 5. Payments.

5.1 Application of Proceeds of Common Collateral.

Each Senior Representative, on behalf of itself and each applicable Senior Holder, and each Junior Collateral Agent, on behalf of itself and each applicable Junior Holder, hereby agrees that the Common Collateral or the Proceeds thereof, regardless of source or form, received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the Exercise of Any Secured Creditor Remedies (during an Insolvency or Liquidation Proceeding or otherwise) or in connection with any distribution on account of the Common Collateral, or any claim secured thereby, in an Insolvency or Liquidation Proceeding, shall be applied by the Senior Collateral Agent (and after the Discharge of the Senior Obligations, by the Junior Collateral Agent), subject to the terms of the ABL/Term Loan/Notes Intercreditor Agreement, as follows:

first, to the payment of any unpaid fees and expenses, and any indemnity claims, of the Senior Collateral Agent then due and owing under this Agreement or under any Senior Document or Junior Document;

second, subject to Section 5.2 below, to the payment of each Class of Senior Obligations secured by such Common Collateral in accordance with the Senior Documents in respect thereof until the Discharge of the Senior Obligations has occurred; provided, that any payments pursuant to this clause “second” shall be made ratably to the payment of the Senior Obligations based on the aggregate principal amount of each such Class of Senior Obligations outstanding at such time;

third, to the payment of the Junior Obligations secured by such Common Collateral in accordance with the Junior Documents in respect thereof until a Discharge of the Junior Obligations has occurred; provided, that any payments pursuant to this clause “third” shall be made ratably to the payment of the Junior Obligations based on the aggregate principal amount of each such Class of Junior Obligations outstanding at such time; and

fourth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

5.2 [Reserved].

5.3 Payments Over. Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, if any Senior Representative, Senior Holder, Junior Representative or Junior Holder shall receive any Common Collateral, Debt Payment or property or Proceeds thereof (including by way of setoff or recoupment) in excess of its entitlement thereto at such time in accordance with Section 5.1 or Section 5.2, such representative or Holder shall segregate and hold in trust for the benefit of and forthwith pay over to the Senior Collateral Agent (and/or its designees) (and after the Discharge of the Senior Obligations, to the Junior Collateral Agent) such Common Collateral, Debt Payment or property or Proceeds in the same form as received, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, for distribution in accordance with Section 5.1 or Section 5.2, as applicable. The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for each Senior Representative, Junior Representative, Senior Holder or Junior Holder. This authorization is coupled with an interest and is irrevocable.

SECTION 6. Other Agreements.

6.1 Releases. If, at any time any Grantor or the holder of any Senior Obligations delivers notice to the Junior Collateral Agent that any specified Common Collateral is sold, transferred or otherwise disposed of (including for such purpose, in the case of the sale of Equity Interests in any Subsidiary):

(a) by the owner of such Common Collateral in a transaction permitted under each of the Senior Documents and Junior Documents; or

(b) during the existence of any “Event of Default” under (and as defined in) the Financing Agreements by the owner of such Common Collateral (to the extent the Senior Collateral Agent has consented to such sale, transfer or disposition); or

(c) by the Senior Collateral Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Junior Holders upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing the Senior Obligations are released and discharged. Upon delivery to each Junior Collateral Agent of a notice from the Senior Collateral Agent stating that any release of Liens by the Senior Collateral Agent securing or supporting the Senior Obligations on any Common Collateral has become effective (or shall become effective upon each Junior Collateral Agent’s release), each Junior Collateral Agent will promptly execute and deliver, and authorize the filing of, such instruments, releases, termination statements or other documents (including UCC-3 termination statements, mortgage releases and termination of USPTO and copyright filings) in all relevant jurisdictions confirming such release on customary terms at the request and expense of the Company.

Each Junior Collateral Agent, for itself and on behalf of each applicable Junior Holder, hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Collateral Agent or such Junior Holder or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s determination, for the purpose of carrying out the terms of this Section 6.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 6.1, including authorizing the filing of any termination statements, endorsements or other instruments of transfer or release; provided that the Senior Collateral Agent shall not exercise such power of attorney unless the Junior Collateral Agents have failed to comply with their obligations under this Section 6.1 within two Business Days after demand by the Senior Collateral Agent.

6.2 Insurance.

(a) Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien and payment priority set forth in this Agreement shall govern the ultimate disposition of casualty insurance proceeds.

(b) Unless and until the Discharge of the Senior Obligations has occurred, the Senior Collateral Agent acting at the direction of the Controlling Holders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. All proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid in accordance with the terms of Section 5.1 or Section 5.2, as applicable. If a Junior Collateral Agent or any Junior Holder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Collateral Agent in accordance with the terms of Section 5.1.

6.3 Amendments to the Junior Documents and Senior Documents.

(a) Each Junior Collateral Agent, on behalf of itself and the applicable Junior Holders, hereby agrees that, without affecting the obligations or adversely affecting the rights and protections of the Junior Collateral Agent and the Junior Holders hereunder, each Senior Representative and the Senior Holders may, to the extent permitted under the Senior Documents, at any time and from time to time, in their sole determination without the consent of or notice to any Junior Collateral Agent or any Junior Holder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Junior Collateral Agent or any Junior Holder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the Senior Documents in any manner whatsoever (subject to compliance with Section 10.3, to the extent applicable), including, to:

(i) change the manner, place, time, or terms of payment or renew or alter or increase, all or any of the Obligations under the Senior Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Senior Documents;

(ii) retain or, subject to Section 3.2, obtain a Lien on any property of any Person to secure any of the Senior Obligations, and in connection therewith to enter into any additional Senior Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Senior Obligations;

(iv) subject to Section 6.1, release its respective Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Company, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Obligations; and

(vii) otherwise administer the Senior Obligations as the applicable Senior Representative shall determine.

(b) Each Senior Representative, on behalf of itself and the applicable Senior Holders, hereby agrees that, without affecting the obligations or adversely affecting the rights and protections of the Senior Representatives and the Senior Holders hereunder, each other Senior Representative and the applicable Senior Holders may, to the extent permitted under the Senior Documents, at any time and from time to time, in their sole determination without the consent of or notice to any other Senior Representative or Senior Holder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any other Senior Representative or Senior Holder or impairing or releasing the rights and obligations provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the Senior Documents in any manner whatsoever (subject to compliance with Section 10.3, to the extent applicable), including, to:

(i) change the manner, place, time, or terms of payment or renew or alter or increase, all or any of the Obligations under the Senior Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Senior Documents;

(ii) retain or, subject to Section 3.2, obtain a Lien on any property of any Person to secure any of the Senior Obligations, and in connection therewith to enter into any additional Senior Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Senior Obligations;

(iv) subject to Section 6.1, release its respective Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Company, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Obligations; and

(vii) otherwise administer the Senior Obligations as the applicable Senior Representative shall determine.

(c) Each Senior Representative, on behalf of itself and the Senior Holders, hereby agrees that, without affecting the obligations or adversely affecting the rights and protections of the Senior Representatives and the Senior Holders hereunder, each Junior Representative and the Junior Holders may, to the extent permitted under the Junior Documents and the Senior Documents, at any time and from time to time, in their sole determination without the consent of or notice to a Senior Representative or any Senior Holder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to a Senior Representative or any Senior Holder or impairing or releasing the subordination and other rights and obligations provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the Junior Documents in any manner whatsoever (subject to compliance with Section 10.3, to the extent applicable), including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the Junior Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Junior Documents;

(ii) retain or, subject to Section 3.2, obtain a Lien on any property of any Person to secure any of the Junior Obligations, and in connection therewith to enter into any additional Junior Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Junior Obligations;

(iv) subject to Section 6.1, release its respective Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Company, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Junior Obligations; and

(vii) otherwise administer the Junior Obligations as the applicable Junior Collateral Agent shall determine.

(d) The Senior Obligations and the Junior Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Senior Document or any Junior Document) of the Senior Representatives, the Senior Holders, the Junior Representatives or the

Junior Holders, as the case may be, all without affecting the Lien and payment priorities provided for herein or the other provisions hereof; provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf) comply with Section 10.3 (to the extent applicable), and any such Refinancing transaction shall be in accordance with any applicable provisions of the Senior Documents and the Junior Documents.

6.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Representatives and the Junior Holders may exercise rights and remedies as an unsecured creditor against New Pyxus Topco, any Grantor or any Subsidiary that has guaranteed the Junior Obligations in accordance with the terms of the applicable Junior Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Holder of the required payments of interest and principal so long as such receipt is not (a) after the occurrence and during the continuation of an “Event of Default” under the Senior Documents or the Junior Documents and made in contravention of this Agreement or (b) the direct or indirect result of (i) the exercise by any Junior Representative or any Junior Holder of rights or remedies as a secured creditor in respect of the Common Collateral or (ii) enforcement in contravention of this Agreement or any other applicable intercreditor agreement of any Lien in respect of the Junior Obligations held by any of them. In the event any Junior Representative or any Junior Holder becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Junior Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing the Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing the Senior Obligations under this Agreement.

6.5 Senior Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Senior Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each other Senior Representative, Senior Holder, Junior Representative, Junior Holder and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Senior Documents or Junior Documents, as applicable, subject to the terms and conditions of this Section 6.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC). Each Junior Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Senior Representative, Senior Holder, other Junior Representative, Junior Holder and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Senior Documents or Junior Documents, as applicable, subject to the terms and conditions of this Section 6.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC).

(b) (i) The Senior Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by such Senior Collateral Agent as gratuitous agent for each other Senior Representative, Senior Holder, Junior Representative, Junior Holder and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Senior Documents or Junior Documents, as applicable, subject to the terms and conditions of this Section 6.5 and (ii) each Junior Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by such Junior Collateral Agent as gratuitous agent for each Senior Representative, Senior Holder, other Junior Representative, Junior Holder and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Senior Documents or Junior Documents, as applicable, subject to the terms and conditions of this Section 6.5.

(c) Except as otherwise specifically provided herein (including Sections 4.1, 5 and 9.2), until the Discharge of the Senior Obligations has occurred, the Senior Collateral Agent shall be entitled to deal with the Pledged Collateral constituting Common Collateral in accordance with the terms of the Senior Documents as if the Liens under the Junior Documents did not exist. The rights of each Junior Collateral Agent and the Junior Holders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) No Senior Representative or Senior Holder shall have any obligation whatsoever to any Junior Representative or any Junior Holder to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the applicable portion of the Common Collateral except as expressly set forth in this Section 6.5. The duties or responsibilities of each Senior Representative under this Section 6.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Junior Representative for purposes of perfecting the Lien held by the Junior Holders.

(e) No Senior Representative shall have by reason of the Junior Documents or this Agreement or any other document a fiduciary relationship in respect of any Junior Representative or any Junior Holder and the Junior Representatives and the Junior Holders hereby waive and release each Senior Representative from all claims and liabilities arising pursuant to each Senior Representative’s role under this Section 6.5, as agent and gratuitous bailee with respect to the applicable portion of the Common Collateral.

(f) Upon the Discharge of the Senior Obligations, the Senior Collateral Agent or any other applicable Senior Holder shall deliver to the Junior Collateral Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) constituting Common Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Junior Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Collateral Agent and each Senior Holder for loss or damage suffered by the Senior Collateral Agent or such other Senior Holder as a result of such transfer except for loss or damage suffered by the Senior Collateral Agent or such other Senior Holder as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment). Neither the Senior Collateral Agent nor any other Senior Holder has any obligation to follow instructions from a Junior Collateral Agent in contravention of this Agreement.

(g) Upon the Discharge of the Junior Obligations, each Junior Collateral Agent shall deliver to the Senior Collateral Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) constituting Common Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Senior Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Junior Collateral Agent for loss or damage suffered by such Junior Collateral Agent as a result of such transfer except for loss or damage suffered by such Junior Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

6.6 Access to Premises and Cooperation. If the Senior Collateral Agent takes any enforcement action with respect to the Common Collateral, each Non-Controlling Agent and Non-Controlling Holder (i) shall cooperate with the Senior Collateral Agent (at the sole cost and expense of the Grantors and subject to the condition that the Non-Controlling Agents and Non-Controlling Holders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to themselves) in its efforts to enforce its security interest in the Common Collateral and to allow the Senior Collateral Agent or its designee to finish any work-in-process and assemble the Common Collateral and (ii) shall not take any action designed or intended to hinder or restrict in any respect the Senior Collateral Agent from enforcing its security interest in the Common Collateral or from finishing any work-in-process or assembling the Common Collateral.

6.7 No Release If Event of Default; Reinstatement.

(a) If, concurrently with (or after) the occurrence of the Discharge of the Senior Obligations, the Company incurs any Senior Obligations in accordance with Section 10.3, then such Discharge shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Junior Collateral Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of the Senior Obligations), and the applicable agreement governing such Senior Obligations shall automatically be treated as a Financing Agreement for all purposes of this Agreement, including for purposes of the Lien priorities, payment priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable Senior Representative of amendments, waivers and consents hereunder.

(b) If, concurrently with (or after) the occurrence of the Discharge of the Junior Obligations, the Company incurs any Junior Obligations in accordance with Section 10.3, then such Discharge of the Junior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Senior Representative or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of the Junior Obligations), and the applicable agreement governing such Junior Obligations shall automatically be treated as a Financing Agreement for all purposes of this Agreement, including for purposes of the Lien priorities, payment priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable Junior Collateral Agent of amendments, waivers and consents hereunder.

6.8 Legends. Each party hereto agrees that each Financing Agreement and each Financing Document shall contain the applicable provisions set forth on Schedule 6.8 hereto, or similar provisions approved by the Senior Representatives, which approval shall not be unreasonably withheld or delayed.

SECTION 7. Insolvency or Liquidation Proceedings.

7.1 Financing Issues.

(a) If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of financing (“DIP Financing”) under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law, then each Senior Representative, on behalf of themselves and each Senior Holder, agree that they will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such DIP Financing, the Liens on the Common Collateral securing such DIP Financing (the “DIP Financing Liens”) or the use of cash collateral that constitutes Common Collateral, in each case unless the Senior Collateral Agent, acting at the direction of the Controlling Holders, shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and the Senior Representatives and the Senior Holders (i) will not object on the basis of lack of adequate protection or seek any other relief in connection therewith and (ii) (A) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Holders, each Non-Controlling Holder of Senior Obligations (and Senior Representative thereof) will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Holders (or Senior Representative thereof) (other than any Liens constituting DIP Financing Liens) are subordinated thereto and (B) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the Senior Obligations of the Controlling Holders, each Non-Controlling Holder of Senior Obligations will confirm the priorities with respect to such Common Collateral as set forth herein; provided that, the terms of such DIP Financing do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Obligations made by the Senior Collateral Agent acting at the direction of the Controlling Holders, with regard to Common Collateral, (c) any lawful exercise by the Senior Collateral Agent acting in accordance with Section 4.1(a) of the right to credit bid Senior Obligations at any sale in foreclosure of Common Collateral, (d) any other request for judicial relief made in any court by the Senior Collateral Agent acting at the direction of the Controlling Holders relating to the lawful enforcement of any Lien on Common Collateral or (e) any order relating to a sale of Common Collateral for which the Senior Collateral Agent acting at the direction of the Controlling Holders has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Obligations will attach to the proceeds of the sale on the same basis of priority as set forth in this Agreement; provided that all Liens granted to the Senior Collateral Agent in any Insolvency or Liquidation Proceeding are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

(b) If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of DIP Financing, then each Junior Representative, on behalf of themselves and each Junior Holder, agree that they will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such DIP Financing, the DIP Financing Liens securing such DIP Financing or the use of cash collateral that constitutes Common Collateral, in each case unless the Senior Collateral Agent, acting at the direction of the Controlling Holders, shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and the Junior Representative and the Junior Holders (i) will not object on the basis of lack of adequate protection or seek any other relief in connection therewith and (ii) to the extent the Liens securing the Senior Obligations under the Senior Documents are subordinated or pari passu with such DIP Financing Liens, will subordinate its Liens in the Common Collateral to such DIP Financing Liens on the same basis as the Liens on Common Collateral securing the Junior Obligations are subordinated to Liens securing the Senior Obligations under this Agreement; provided that, the terms of such DIP Financing do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Obligations made by the Senior Collateral Agent acting at the direction of the Controlling Holders, with regard to Common Collateral, (c) any lawful exercise by the Senior Collateral Agent acting in accordance with Section 4.1(a) of the right to credit bid Senior Obligations at any sale in foreclosure of Common Collateral; provided that any Junior Representative or Junior Holder may only credit bid its Obligations to the extent that all Senior Obligations are Discharged in full in cash in connection with the such credit bid, (d) any other request for judicial relief made in any court by the Senior Collateral Agent acting at the direction of the Controlling Holders relating to the lawful enforcement of any Lien on Common Collateral or (e) any order relating to a sale of Common Collateral for which the Senior Collateral Agent acting at the direction of the Controlling Holders has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as set forth in this Agreement; provided that all Liens granted to the Senior Collateral Agent or the Junior Collateral Agent in any Insolvency or Liquidation Proceeding are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

7.2 Relief from the Automatic Stay. Until the Discharge of the Senior Obligations has occurred, each Senior Representative, on behalf of itself and each applicable Senior Holder, and the Junior Collateral Agent, on behalf of itself and each applicable Junior Holder, in each case agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Senior Collateral Agent acting at the direction of the Controlling Holders.

7.3 Adequate Protection.

(a) Each Senior Representative, on behalf of themselves and each applicable Senior Holder, agree that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i) any request by the Senior Collateral Agent or any Senior Representative acting at the direction of the Controlling Holders, or by the Controlling Holders, for adequate protection with respect to the Common Collateral (provided that any Holder of Senior Obligations receives adequate protection comparable to any adequate protected granted to the foregoing); or

(ii) any objection by the Senior Collateral Agent or any Senior Representative acting at the direction of the Controlling Holders, or by the Controlling Holders, to any motion, relief, action or proceeding based on the Senior Collateral Agent or any Senior Representative at the direction of the Controlling Holders, or by the Controlling Holders, claiming a lack of adequate protection with respect to the Common Collateral.

(b) Consistent with the foregoing provisions in this Section 7.3, and except as provided in Sections 7.1 and 7.7, in any Insolvency or Liquidation Proceeding no Senior Representative or Senior Holder shall be entitled (and each Senior Representative and Senior Holder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Common Collateral, except as may be consented to in writing by the Senior Collateral Agent acting at the direction of the Controlling Holders; provided, however, subject to Section 7.1, the Senior Representatives and Senior Holders may seek and obtain adequate protection in the form of additional or replacement Liens on the Common Collateral and/or any other assets of the Grantors and/or superpriority claims, so long as (i) the Senior Collateral Agent on behalf of each Class of Senior Holders has been granted adequate protection in the same form and (ii) any such Lien on Common Collateral or super priority claim or any amounts paid or distributed on account of such liens and claims shall be subject to the Lien subordination provisions of Section 3 hereof and payment priority and turnover provisions of Section 5 hereof; and

(ii) to seek any adequate protection payments with respect to its interests in the Common Collateral except as may be consented to by the Senior Collateral Agent acting at the direction of the Controlling Holders (provided that, other than with respect to professional fees, any Holder of Senior Obligations receives adequate protection comparable to any adequate protected granted to the foregoing), and such payments are subject to payment priority and turnover provisions of Section 5 hereof.

(c) Each Junior Collateral Agent, on behalf of themselves and each applicable Junior Holder, agree that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to contest):

(i) any request by the Senior Collateral Agent, any Senior Representative acting on behalf of the applicable Senior Holders or any Senior Holder for adequate protection with respect to the Common Collateral; or

(ii) any objection by the Senior Collateral Agent, any Senior Representative acting on behalf of the applicable Senior Holders or any Senior Holder to any motion, relief, action or proceeding based on the Senior Collateral Agent, any Senior Representative or any Senior Holder claiming a lack of adequate protection with respect to the Common Collateral.

(d) Consistent with the foregoing provisions in this Section 7.3, and except as provided in Sections 7.1 and 7.7, in any Insolvency or Liquidation Proceeding no Junior Collateral Agent or Junior Holder shall be entitled (and each Junior Collateral Agent and Junior Holder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Common Collateral, except as may be consented to in writing by the Senior Collateral Agent acting at the direction of the Controlling Holders; provided, however, subject to Section 7.1, the Junior Collateral Agent and Junior Holders may seek and obtain adequate protection in the form of additional or replacement Liens on the Common Collateral and/or any other assets of the Grantors and/or superpriority claims, so long as (i) the Senior Collateral Agent on behalf of all the Senior Holders have been granted adequate protection in the same form and (ii) any such Lien on Common Collateral or super priority claim or any amounts paid or distributed on account of such liens and claims shall be subject to the Lien subordination provisions of Section 3 hereof and payment priority and turnover provisions of Section 5 hereof; and

(ii) to seek any adequate protection payments with respect to its interests in the Common Collateral except as may be consented to by the Senior Collateral Agent acting at the direction of the Controlling Holders, and such payments are subject to payment priority and turnover provisions of Section 5 hereof.

7.4 Post-Petition Interest.

(a) No Senior Representative nor any Senior Holder shall oppose or seek to challenge any claim by any Senior Representative for allowance in any Insolvency or Liquidation Proceeding of the Senior Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the applicable Lien on any Common Collateral (it being understood an agreed that such value shall be determined without regard to the existence of the Lien of the Junior Collateral Agents on behalf of the Junior Holders).

(b) No Junior Representative nor any Junior Holder shall oppose or seek to challenge any claim by any Senior Representative or any Senior Holder for allowance in any Insolvency or Liquidation Proceeding of the Senior Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on any Common Collateral on behalf of the Senior Holder (it being understood an agreed that such value shall be determined without regard to the existence of the Lien of the Junior Collateral Agents on behalf of the Junior Holders).

7.5 Avoidance Issues. If any Senior Holder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Senior Holder Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Obligations shall be deemed to be reinstated to the extent of such Senior Holder Recovery and to be outstanding as if such payment had not occurred and the Senior Holders shall be entitled to a Discharge of the Senior Obligations, subject to the payment priorities set forth in Section 5, with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Senior Holder Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

7.6 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

7.7 Waivers. Until the Discharge of the Senior Obligations has occurred, each Junior Collateral Agent, on behalf of itself and each Junior Holder, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens on Common Collateral securing the Senior Obligations for costs or expenses of preserving or disposing of any Common Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Holder or the Senior Collateral Agent at the direction of the Controlling Holders of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to any Common Collateral.

7.8 Separate Classification.

(a) Each Senior Holder and each Junior Holder acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Collateral Documents and the grants of Liens pursuant to the Junior Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Bankruptcy Laws) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Holders and the claims of the Junior Holders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of secured claims), then the Senior Holders and the Junior Holders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Senior Obligations and Junior Obligations against the Grantors, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient, the Senior Holders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Common Collateral before any distribution is made in respect of the Junior Obligations from the Common Collateral, with the Junior Holders hereby acknowledging and agreeing to turn over to the Senior Collateral Agent for the benefit of the Senior Holders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence and the terms of Section 5 hereof, even if such turnover has the effect of reducing the aggregate recoveries.

7.9 Plan of Reorganization.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon the Common Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of Senior Obligations and on account of Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens upon the Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) [Reserved].

(c) Each of the Senior Holders and the Junior Holders may vote on any plan of reorganization or similar dispositive restructuring plan with respect to the Senior Obligations and the Junior Obligations (as applicable); provided that none of the Senior Holders or the Junior Holders shall propose, vote to accept, or otherwise support a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, or any other document, agreement or proposal similar to the foregoing that is inconsistent with or in contravention of the terms of this Agreement (including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or in part, the provisions of Section 3, Section 5 (including Proceeds waterfall priorities) or Section 7).

SECTION 8. Purchase Options.

8.1 Notice of Exercise. Upon the earliest of (a) the occurrence and during the continuance of an “Event of Default” under any Senior Document, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite Senior Holders have not agreed to forbear from the exercise of remedies, (b) the date of the acceleration of the final maturity of the Senior Obligations and (c) the failure to pay all Senior Obligations in full in cash on the final maturity dates thereof, all or a portion of the Junior Holders, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the Senior Representatives to purchase all, but not less than all, of the Senior Obligations from the Senior Holders. Such notice from such Junior Holders to the Senior Representatives shall be irrevocable.

8.2 Purchase and Sale. On the date specified by the relevant Junior Holders in the notice contemplated by Section 8.1 above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the Senior Representatives of the notice of the relevant Junior Holders’ election to exercise such option), the Senior Holders shall sell to the relevant Junior Holders, and the relevant Junior Holders shall purchase from the Senior Holders, the Senior Obligations, provided that the Senior Representatives and the Senior Holders shall retain all rights to be indemnified or held harmless by the Grantors in accordance with the terms of the Senior Documents but shall not retain any rights to the security therefor.

8.3 Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Junior Holders, as applicable, shall (a) pay to the applicable Senior Representatives for the benefit of the Senior Holders (or, in the case of any Senior Obligations in the form of debt securities, to such Senior Holders) then outstanding and unpaid (including 100% of the principal amount thereof and all accrued and unpaid, interest, fees and premium (if any) thereon, as well as all expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) [reserved], (c) agree to reimburse the applicable Senior Representatives and the Senior Holders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any checks or other payments provisionally credited to the Senior Obligations, and/or as to which such Senior Representative has not yet received final payment, (d) [reserved] and (e) agree to reimburse the Senior Holders in respect of indemnification obligations of the Grantors as to matters or circumstances known to each applicable Senior Representative, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Senior Holders. Such purchase price shall be remitted by wire transfer in federal funds to such bank account as the applicable Senior Representative or DTC and/or the applicable Senior Holders, as applicable, may designate in writing for such purpose.

8.4 Limitation on Representations and Warranties. Any purchase under this Section 8 shall be expressly made without representation or warranty of any kind by any selling party (or the applicable Senior Representatives) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the Senior Obligations being purchased from it, (b) that such Senior Holder owns the Senior Obligations free and clear of any Liens or encumbrances (or that such Liens or encumbrances will be released upon such purchase and sale) and (c) that such Senior Holder has the right to assign such Senior Obligations and the assignment is duly authorized.

8.5 Grantor Consent. In connection with any assignments under, and as contemplated by, this Section 8, each Grantor hereby consents and agrees thereto and agrees that no further consents of any such Grantor shall be required pursuant to the terms of any Financing Agreement.

SECTION 9. Reliance; Waivers; etc.

9.1 Reliance. The consent by the Senior Holders to the execution and delivery of the Junior Documents to which the Senior Holders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Holders to New Pyxus Topco or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each applicable Junior Holder, acknowledges that it and the applicable Junior Holders are not entitled to rely on any credit decision or other decisions made by any Senior Representative or any Senior Holder in taking or not taking any action under the applicable Junior Document or this Agreement.

9.2 No Warranties or Liability. Except as set forth in Section 10.14, no Senior Representative or Senior Holder shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Holders will be entitled to administer their respective loans and extensions of credit under the Senior Documents and this Agreement in accordance with law and as they may otherwise, in their sole determination, deem appropriate, and the Senior Holders may administer their loans and extensions of credit without regard to any rights or interests that any Junior Representative or any of the Junior Holders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. No Senior Representative or Senior Holder shall have any duty to any Junior Representative or any Junior Holder to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with New Pyxus Topco or any Subsidiary (including the Junior Documents), regardless of any knowledge thereof that they may have or be charged with. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Junior Collateral Agent or the Senior Collateral Agent, as applicable, on the grounds that any sale, transfer or other disposition by such Junior Collateral Agent or Senior Collateral Agent (as applicable) was not commercially reasonable to the extent required by the Uniform Commercial Code. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Holders, the Junior Representatives and the Junior Holders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

9.3 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives and the Senior Holders, and the Junior Representatives and the Junior Holders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Documents or any Junior Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or the Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Financing Agreement, Senior Document or Junior Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or the Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Obligations, the Junior Obligations, any Senior Representative or any Senior Holders, or any Junior Representative or any Junior Holders in respect of this Agreement.

SECTION 10. Miscellaneous.

10.1 Conflicts. Subject to Section 10.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Financing Document or any Junior Financing Document, the provisions of this Agreement shall govern and control. In the event of any conflict between this Agreement and the ABL/Term Loan/Notes Intercreditor Agreement with respect to the Common Collateral and the rights of the Senior Holders therein, this Agreement shall govern and control.

10.2 Term of this Agreement; Severability.

(a) This is a continuing agreement of lien subordination (and, to the extent set forth herein, payment priority) and the Senior Holders may continue, at any time and without notice to any Junior Representative or any Junior Holder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to any Senior Representative, the applicable Senior Holders and the applicable Senior Obligations, upon the Discharge of such Senior Obligations, subject to the rights of the Senior Holders under Section 7.5;

(ii) with respect to any Junior Collateral Agent, the applicable Junior Holders and the applicable Junior Obligations, upon the Discharge of such Junior Obligations, subject to the rights of the Junior Holders under Section 7.5; and

(iii) in its entirety, upon the Discharge of all the Senior Obligations.

10.3 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless it is in writing and signed by the Senior Collateral Agent acting at the direction of the Controlling Holders; provided that, in addition, amendments, modifications or waivers of (i) Section 3.8, or the definitions of “Intabex Collateral” or “Intabex Obligors” shall require the prior written consent of the New Intabex Term Loan Administrative Agent; (ii) any provision of this Agreement that disproportionately and adversely affects the rights and treatment of any Obligations relative to other Obligations of the same Class shall require the consent of the Holders of Obligations so affected; (iii) any provision of this Agreement that disproportionately and adversely affects the rights and treatment of any Class of Senior Obligations relative to any other Class of Senior Obligations shall require the consent of the Senior Representative of the

Senior Obligations so affected; (iv) any provision of this Agreement that disproportionately and adversely affects the rights and treatment of any Class of Junior Obligations relative to any other Class of Junior Obligations shall require the consent of the Junior Representative of the Junior Obligations so affected; (v) any provision of this Agreement that disproportionately and adversely affects the rights and treatment of the Junior Obligations relative to the Senior Obligations shall require the consent of the Junior Representative of the Junior Obligations so affected; and (vi) any provision of this Agreement that modifies the rights or obligations of the Senior Collateral Agent shall require the prior written consent (in its sole and absolute discretion) of the Senior Collateral Agent. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

(b) Subject to compliance with Section 10.3(d) below, upon any Refinancing in full of any Financing Agreement as then in effect with new indebtedness intended to have the same lien and payment priority as the Senior Obligations or the Junior Obligations being Refinanced, the Grantors will be permitted to designate the agreement which Refinances such Financing Agreement as a replacement Financing Agreement in which case such designated agreement shall thereafter constitute the Financing Agreement that it Refinanced, as the case may be, for all purposes hereunder and shall replace such Class of Senior Obligations or Junior Obligations being Refinanced, as the case may be for all purposes hereunder; provided that each predecessor Financing Agreement shall continue to be bound by (and entitled to the benefits of) the provisions hereof (including, without limitation, Section 7.5 hereof) as applied to such agreements, the related agreements and all obligations thereunder prior to the Refinancing thereof.

(c) Subject to compliance with the following clauses (d) through (e), notwithstanding anything in this Section 10.3 to the contrary, this Agreement may be amended from time to time at the request of the Company in accordance with clauses (d) through (e) below, at the Company’s expense, and without the consent of any Senior Representative or Junior Representative to (i) add other parties holding Future Senior Obligations to the extent the incurrence thereof (and the Liens thereon) are not prohibited by the Senior Documents or the Junior Documents, (ii) in the case of Future Senior Obligations, (1) establish that the Lien on the Common Collateral securing such Future Senior Obligations shall be senior in all respects to all Liens on the Common Collateral securing the Junior Obligations, and (2) provide to the holders of such Future Senior Obligations (or any agents or trustees thereof) the comparable rights and benefits as are provided to the holders of Future Senior Obligations under this Agreement, and (iii) in the case of Junior Obligations, (1) establish that the Lien on the Common Collateral securing such Junior Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Obligations, and (2) provide to the holders of such Junior Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Junior Obligations under this Agreement.

(d) Upon the execution and delivery of any Financing Agreement:

(i) the Company shall deliver to the Senior Collateral Agent and each Junior Collateral Agent an officer’s certificate stating that the applicable Grantors (x) in the case of preceding clause (b), intend to enter or have entered into a Refinancing in full of the applicable Financing Agreement, as the case may be, that such agreement shall thereafter (upon such Refinancing in full) constitute a Financing Agreement and identifying which Class of existing Obligations hereunder such obligations thereunder shall replace, as the case may be, and certifying that the issuance or incurrence of such Refinancing is permitted by the Senior Documents and the Junior Document (exclusive of any such agreement which is then being Refinanced in full), or (y) in the case of preceding clause (c), intend to enter or have entered into a Financing Agreement with respect to such Future Senior Obligations or Junior Obligations (as applicable), and certifying that the issuance or incurrence of such Future Senior Obligations or Junior Obligations and the Liens securing such Future Senior Obligations or Junior Obligations are permitted by the Senior Documents and the Junior Documents. The Senior Collateral Agent and Junior Collateral Agent shall be entitled to rely conclusively on the determination of the Company that such issuance and/or incurrence does not violate the provisions of the Senior Documents and Junior Documents; provided, however, that such determination will not affect whether or not the each applicable Grantor has complied with its undertakings in the Senior Documents and the Junior Documents; and

(ii) the Company shall provide written notice to each then existing Senior Collateral Agent and Junior Collateral Agent of the new Financing Agreement, as the case may be, together with copies thereof, and identifying the new Senior Representative or new Junior Representative (as applicable) thereunder (such new agent, the “New Senior Representative” or “New Junior Representative,” as the case may be), and providing its notice information for purposes hereof, and the New Senior Representative or New Junior Representative, as the case may be, shall execute and deliver an Intercreditor and Collateral Agency Agreement Joinder.

(e) In each case above, each Senior Representative and each Junior Representative shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as the Company, any other Senior Representative or Junior Representative or the new Senior Representative or New Junior Representative, as applicable (but no other Holder), may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(f) Without limiting the foregoing, any change to any provision of this Section 10.3 shall require the consent of the Company, which is an intended third party beneficiary of the provisions of this Section 10.3.

10.4 Information Concerning Financial Condition of New Pyxus Topco and the Subsidiaries. The Senior Collateral Agent shall have no obligation to any Senior Holder to keep any Senior Holder informed of, and no Senior Holder shall be entitled to rely on, the Senior Collateral Agent with respect to (a) the financial condition of New Pyxus Topco and its Subsidiaries and all endorsers and/or guarantors of the Senior Obligations and (b) any other circumstances bearing upon the risk of nonpayment of the Senior Obligations. No Senior Representative nor any Senior Holder shall have any obligation to any Junior Representative or Junior Holder to keep any Junior Representative or Junior Holder informed of, and no Junior Representative or Junior Holder shall be entitled to rely on, any Senior Representative or Senior Holder with respect to (a) the financial condition of New Pyxus Topco and its Subsidiaries and all endorsers and/or guarantors of the Senior Obligations or the Junior Obligations and (b) any other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. No Junior Representative or Junior Holder shall have any obligation to any Senior Representative or Senior Holder to keep any Senior Representative or Senior Holder informed of, and no Senior Representative or Senior Holder shall be entitled to rely on, any Junior Representative or Junior Holder with respect to (a) the financial condition of New Pyxus Topco and its Subsidiaries and all endorsers and/or guarantors of the Senior Obligations or Junior Obligations and (b) any other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Senior Collateral Agent, the Senior Representatives, the Senior Holders, the Junior Collateral Agent and the Junior Holders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any party hereto, in its or their sole determination, undertakes at any time or from time to time to provide any such information to any other party (and the Company acknowledges that any such party may do so provided that such information shall otherwise be subject to the respective confidentiality provisions of the Financing Agreements, as applicable), it or they shall be under no obligation (w) to make, and no such party shall make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Grantors agree that any information provided to the Senior Representatives and the Junior Representatives may be shared by such person with any of the other Holders notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the Financing Agreements, as applicable.

10.5 Subrogation. Each Senior Representative and each Junior Representative, for and on behalf of itself and the Senior Holders or applicable Junior Holders, as applicable, agrees that no payment to any other party hereto or to any Holder pursuant to the provisions of this Agreement shall entitle such paying party to exercise any rights of subrogation in respect thereof until the Discharge in full of the applicable Obligations has occurred. Following the Discharge of such Obligations, the Senior Representative or Junior Representative, as applicable, of the Obligations so Discharged agrees to execute such documents, agreements, and instruments as any paying party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Obligations Discharged resulting from payments by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the party receiving payment are paid by such Person upon request for payment thereof.

10.6 Application of Payments. Subject to the terms of this Agreement and the ABL/Term Loan/Notes Intercreditor Agreement, all payments received by the Senior Holders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Holders, in their sole determination, deem appropriate, consistent with the terms of the Senior Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Holder, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

10.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 10.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

10.8 Notices. All notices to the Holders permitted or required under this Agreement may be sent to the applicable Senior Representative or the applicable Junior Representative as provided in the applicable Financing Agreement. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth on Schedule 10.8 hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto. Each Senior Representative hereby agrees to promptly notify each Junior Representative upon payment in full in cash of all Indebtedness under the applicable Senior Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

10.9 Further Assurances. Each Senior Representative, on behalf of itself and each Senior Holder, and each Junior Collateral Agent, on behalf of itself and each Junior Holder, agrees that each of them shall take such further action and shall execute and deliver to each Senior Representative, the Senior Holders, each Junior Representative and the Junior Holders such additional documents and instruments (in recordable form, if requested) as each Senior Representative, the Senior Holders, each Junior Representative or the Junior Holders may reasonably request, at the expense of the Company, to effectuate the terms of and the Lien and payment priorities contemplated by this Agreement.

10.10 Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

10.11 Specific Performance. Each Senior Representative may demand specific performance of this Agreement. Each Junior Representative, on behalf of itself and each applicable Junior Holder, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative.

10.12 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (a) an original manual signature; (b) a faxed, scanned, or photocopied manual signature, or (c) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the Electronics and Records Act, the New York State Electronic Signatures and Records Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

10.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

10.15 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Obligations and Junior Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder; provided that the Company is an intended third party beneficiary of Section 10.3. Without limiting the generality of the foregoing, any person to whom a Holder assigns or otherwise transfers all or any portion of the Senior Obligations or the Junior Obligations, as applicable, in accordance with the applicable Senior Documents or Junior Documents, as the case may be, shall become vested with all the rights and obligations in respect thereof granted to such Holders, without any further consent or action of the other Holders.

10.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

10.17 Senior Representatives and Junior Representatives. It is understood and agreed that (a) Alter Domus is entering into this Agreement in its capacities as administrative agent and collateral agent and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the administrative agent and the collateral agent under the Senior Documents shall also apply to Alter Domus as a Senior Representative hereunder and (b) Wilmington Trust is entering into this Agreement in its capacity as Senior Notes Trustee, at the direction of the holders of the Senior Notes Obligations and all rights, privileges, protections and immunities (including, without limitation, the right to indemnification) in favor of the Senior Notes Trustee under the Senior Notes Indenture shall also apply to Wilmington Trust as a Senior Representative hereunder.

10.18 Relationship with Other Intercreditor Agreements. The purpose of this Agreement is (a) to define the relative rights and priorities among each Class of Senior Obligations and (b) to define the relative rights and priorities as between all Classes of Senior Obligations, on the one hand, and all Classes of Junior Obligations, on the other.

10.19 Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Documents, the Junior Documents or the ABL/Notes/Term Loan Intercreditor Agreement, or permit New Pyxus Topco or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Documents, the Junior Documents or the ABL/Notes/Term Loan Intercreditor Agreement, or (b) obligate New Pyxus Topco or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Documents, the Junior Documents, or the ABL/Notes/Term Loan Intercreditor Agreement. None of New Pyxus Topco or any Subsidiary shall have any rights hereunder except as expressly set forth herein (including as set forth in Section 10.3).

10.20 Supplements. Upon the execution by any Subsidiary of New Pyxus Topco of an Intercreditor and Collateral Agency Agreement Joinder, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ALTER DOMUS (US) LLC, as the New Intabex Term Loan Administrative Agent

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

ALTER DOMUS (US) LLC, as the New Pyxus Term Loan Administrative Agent

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

ALTER DOMUS (US) LLC, as the Senior Collateral Agent

By:	/s/ Winnalynn N. Kantaris
Name:	Winnalynn N. Kantaris
Title:	Associate General Counsel

[Signature Page to Intercreditor and Collateral Agency Agreement Joinder]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Senior Notes Trustee

By:	/s/ Arlene Thelwell
Name:	Arlene Thelwell
Title:	Vice President

[Signature Page to Intercreditor and Collateral Agency Agreement Joinder]

Acknowledged:

PYXUS HOLDINGS, INC.

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Vice President and Treasurer

PYXUS INTERNATIONAL, INC.

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Vice President and Treasurer

PYXUS PARENT, INC.

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Vice President and Treasurer

[Signature Page to Intercreditor and Collateral Agency Agreement Joinder]

ALLIANCE ONE INTERNATIONAL SERVICES, INC.

ALLIANCE ONE INTERNATIONAL, LLC

ALLIANCE ONE NORTH AMERICA, LLC

ALLIANCE ONE SPECIALTY PRODUCTS, LLC

THE AUSTIN TOBACCO COMPANY, INCORPORATED

MONK-AUSTIN INTERNATIONAL, INC.

CRES TOBACCO COMPANY, LLC

EASTERN CAROLINA PACKAGING, LLC

AOSP INVESTMENTS, LLC

GLOBAL SPECIALTY PRODUCTS, LLC

TWELFTH STATE BRANDS LLC

PYXUS AGRICULTURE USA, LLC

PUREAG-NC, LLC

CRITICALITY, LLC

TRANS-CONTINENTAL LEAF TOBACCO CORP., LTD.

As Grantors

By:	/s/ Tomas Grigera
Name:	Tomas Grigera
Title:	Authorized Person

[Signature Page to Intercreditor and Collateral Agency Agreement Joinder]

Signed by Tomas Grigera as attorney for and on behalf of
ALLIANCE ONE INTERNATIONAL HOLDINGS, LTD., as Guarantor, pursuant to a Power of Attorney dated February 3, 2023

Signed:	/s/ Tomas Grigera

Signed by Tomas Grigera as attorney for and on behalf of PYXUS AGRICULTURE HOLDINGS LIMITED as Guarantor, pursuant to a Power of Attorney dated February 3, 2023

Signed:	/s/ Tomas Grigera

[Signature Page to Intercreditor and Collateral Agency Agreement Joinder]